Exhibit 99.1

WASTE CONNECTIONS REPORTS FIRST QUARTER 2016 RESULTS

-	Revenue of $514.7 million, in-line with outlook
-	Reports 5.9% solid waste price + volume growth
-	Adjusted EBITDA* of $169.7 million, or 33.0% of revenue, slightly above outlook
-	GAAP EPS and adjusted EPS* of $0.36 and $0.45, respectively
-	Net cash provided by operating activities of $164.7 million
-	Adjusted free cash flow* of $113.6 million, or 22.1% of revenue
-	Proposed combination with Progressive Waste Solutions on track for Q2 close

THE WOODLANDS, TX, April 27, 2016 - Waste Connections, Inc. (NYSE: WCN) today announced its results for the first quarter of 2016. Revenue totaled $514.7 million, up from $506.1 million in the year ago period. Operating income was $91.0 million compared to $101.9 million in the first quarter of 2015. Adjusted EBITDA* in the first quarter of 2016 was $169.7 million, or 33.0% of revenue, compared to $168.3 million in the prior year period. Adjusted EBITDA, a non-GAAP measure, excludes the impact of items such as acquisition-related costs, as shown in the detailed reconciliation in the attached table.

Net income attributable to Waste Connections in the quarter was $44.8 million, or $0.36 per share on a diluted basis of 123.5 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $51.8 million, or $0.42 per share on a diluted basis of 124.4 million shares.

Adjusted net income attributable to Waste Connections* in the quarter was $55.2 million, or $0.45 per share, versus $56.9 million, or $0.46 per share, in the prior year period. Adjusted net income and adjusted net income per diluted share, both non-GAAP measures, primarily exclude the impact of acquisition-related items such as amortization of intangibles and transaction costs, all net of tax, as shown in the detailed reconciliation in the attached table.

“Accelerating organic growth and continuing margin expansion within solid waste enabled us to once again meet or exceed our outlook for the quarter and generate over 22% adjusted free cash flow as a percentage of revenue. Double-digit growth in solid waste landfill tonnage and strong increases in both commercial and roll off collection activity across our regions drove core price plus volume growth in the period to above 6%, our fourth consecutive quarter for this metric to exceed 5.0%. We are particularly pleased with these results, as this strength in solid waste was sufficient to offset lower than expected E&P waste activity resulting from a continued decline in drilling activity throughout the period,” said Ronald J. Mittelstaedt, Chief Executive Officer and Chairman.

Mr. Mittelstaedt added, “Moving on to the Progressive Waste combination, we are extremely pleased with the progress both companies have made towards closing the transaction and encouraged by the integration efforts to date. We remain on track for a second quarter closing, with the meeting date for stockholder approval set for both companies to occur on May 26th, and we look forward to realizing the benefits of this compelling combination.”

CONFERENCE CALL

Waste Connections will be hosting a conference call related to first quarter earnings on April 28th at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com or through a link on our website at www.wasteconnections.com.  A playback of the call will be available at both of these websites.

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

About Waste Connections

Waste Connections, Inc. is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets. Through its R360 Environmental Solutions subsidiary, Waste Connections is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than two million residential, commercial, industrial, and exploration and production customers from a network of operations in 32 states. Waste Connections also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in The Woodlands, Texas.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (832) 442-2200.

Information Regarding Forward-Looking Statements

Certain statements contained in this release are forward-looking in nature, including statements related to the following: trends in our business; the expected contribution from recently announced acquisitions and the timing to complete acquisitions; and Waste Connections’ ability to finance additional acquisitions. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy.  Factors that could cause actual results to differ from those projected include, but are not limited to, the following:  (1) negative trends or volatility in crude oil prices may adversely affect the level of exploration, development and production activity of E&P companies and the demand for our E&P waste services; (2) our results are vulnerable to economic conditions; (3) our financial and operating performance may be affected by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (4) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses, and the success of our acquisitions; (5)  each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, or that become more adverse to our business than we anticipated at the time of acquisition; (6) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (7) our industry is highly competitive and includes larger and better capitalized companies, companies with lower prices, return expectations or other advantages, and governmental service providers, which could adversely affect our ability to compete and our operating results; (8) our indebtedness could adversely affect our financial condition and limit our financial flexibility; (9) price increases may not be adequate to offset the impact of increased costs, or may cause us to lose volume; (10) fluctuations in prices for recycled commodities that we sell and rebates we offer to customers may cause our revenues and operating results to decline; (11) the seasonal nature of our business and “event-driven” waste projects cause our results to fluctuate; (12) we may lose contracts through competitive bidding, early termination or governmental action; (13) alternatives to landfill disposal may cause our revenues and operating results to decline; (14) increases in labor costs could impact our financial results; (15) increases in the price of diesel or compressed natural gas fuel may adversely affect our collection business and reduce our operating margins; (16) labor union activity could divert management attention and adversely affect our operating results; (17) we could face significant withdrawal liability if we withdraw from participation in one or more multiemployer pension plans in which we participate and the accrued pension benefits are not fully funded; (18) pending or future litigation or governmental proceedings could result in material adverse consequences, including judgments or settlements; (19) we may be subject in the normal course of business to judicial, administrative or other third-party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (20) our financial results could be adversely affected by impairments of goodwill, indefinite-lived intangibles or property and equipment; (21) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (22) we rely on computer systems to run our business and disruptions or privacy breaches in these systems could impact our ability to service our customers and adversely affect our financial results, damage our reputation, and expose us to litigation risk; (23) extensive and evolving environmental, health and safety laws and regulations may restrict our operations and growth and increase our costs; (24) our E&P waste business could be adversely affected by changes in laws regulating E&P waste; (25) our E&P waste business depends on the willingness of E&P companies to outsource their waste services activities; (26) changes in laws or government regulations regarding hydraulic fracturing could increase our customers’ costs of doing business and reduce oil and gas production by our customers, which could adversely impact our business; (27) future changes in laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results; (28) extensive regulations that govern the design, operation, expansion and closure of landfills may restrict our landfill operations or increase our costs of operating landfills; (29) our financial results are based upon estimates and assumptions that may differ from actual results; (30) our accruals for our landfill site closure and post-closure costs may be inadequate; (31) we depend significantly on the services of the members of our senior and regional management team, and the departure of any of those persons could cause our operating results to suffer; (32) our decentralized decision-making structure could allow local managers to make decisions that may adversely affect our operating results; (33) liabilities for environmental damage may adversely affect our financial condition, business and earnings; and (34) if we are not able to develop and protect intellectual property, or if a competitor develops or obtains exclusive rights to a breakthrough technology, our financial results may suffer. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between Waste Connections and Progressive Waste Solutions Ltd., a corporation organized under the laws of Ontario (“Progressive”). In connection with the proposed transaction, Progressive, as the parent company that will result from the combination, has filed with the SEC a registration statement on Form F-4 that includes the proxy statement/prospectus of Waste Connections and Progressive. The registration statement on Form F-4 was declared effective by the SEC on April 25, 2016. Waste Connections mailed its proxy statement to its stockholders on or around April 27, 2016. WE URGE STOCKHOLDERS TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Stockholders may obtain copies of the proxy statement/prospectus and other documents filed with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by Waste Connections will be made available free of charge on Waste Connections’ investor relations website at http://wasteconnections.investorroom.com. Copies of documents filed with the SEC by Progressive will be made available free of charge on Progressive’s investor relations website at http://investor.progressivewaste.com.

Participants in the Solicitation of Votes

Waste Connections and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies for its security holder approvals to be obtained for the proposed transaction. Information regarding Waste Connections’ directors and executive officers is available in its proxy statement filed with the SEC by Waste Connections on April 2, 2015 in connection with its 2015 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus, Progressive’s registration statement and information circular and other relevant materials that have been or will be filed with the SEC and the Canadian securities regulators when they become available.

Safe Harbor and Forward-Looking Information

In addition to the forward-looking statements described above, this document includes forward-looking statements regarding our proposed merger with Progressive (which includes “forward-looking information” within the meaning of applicable Canadian securities laws). These forward-looking statements are not based on historical facts but instead reflect Progressive's or Waste Connections’ respective management’s expectations, estimates or projections concerning future results or events. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions and include statements regarding (1) expectations regarding whether the transaction, including the merger, the issuance of the merger consideration and the proposed share consolidation of Progressive, will be consummated, including whether conditions to the consummation of the transaction will be satisfied, or the timing for completing the transaction, (2) expectations for the effects of the transaction or the ability of the combined company to successfully achieve business objectives, including integrating the companies or the effects of unexpected costs, liabilities or delays, (3) the potential benefits and synergies of the transaction, including expected cost savings and tax benefits and (4) expectations for other economic, business, and/or competitive factors. Although Waste Connections and Progressive believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements, as unknown or unpredictable factors could have material adverse effects on future results, performance or achievements of the combined company. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements include the following: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory and shareholder approvals and the satisfaction of other conditions to the consummation of the proposed transactions on the proposed terms and schedule; the ability of Waste Connections and Progressive to successfully integrate their respective operations and employees and realize synergies and cost savings at the times, and to the extent, anticipated; the potential impact of the announcement or consummation of the proposed transactions on relationships, including with employees, suppliers, customers and competitors; changes in general economic, business and political conditions, including changes in the financial markets; changes in applicable laws and regulations and interpretations of laws and regulations; significant competition that Waste Connections and Progressive face; compliance with extensive government regulation; and the diversion of management time on the proposed transactions. These forward-looking statements may be affected by risks and uncertainties in the business of Waste Connections and Progressive and market conditions. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in filings made by Waste Connections and Progressive with the U.S. Securities and Exchange Commission, including Waste Connections’ quarterly reports on Form 10-Q and its annual report on Form 10-K for the year ended December 31, 2015, and Progressive’s quarterly reports on Form 6-K and its year-end report for the year ended December 31, 2015, as well as in Progressive’s filings with the Canadian securities regulators. Waste Connections and Progressive wish to caution readers that certain important factors may have affected and could in the future affect their actual results and could cause their actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of Waste Connections or Progressive. Neither Waste Connections nor Progressive undertakes any obligation to update forward-looking statements to reflect events or circumstances after the date hereof, except as may be specifically required by applicable securities laws.

– financial tables attached –

CONTACT:

Worthing Jackman / (832) 442-2266	Mary Anne Whitney / (832) 442-2253
worthingj@wasteconnections.com	maryannew@wasteconnections.com

Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME

THRee months ended MARCH 31, 2015 and 2016

(Unaudited)

(in thousands, except share and per share amounts)

	Three months ended March 31,
	2015	2016

Revenues	$506,100	$514,680
Operating expenses:
Cost of operations	281,123	287,192
Selling, general and administrative	58,144	67,682
Depreciation	57,307	60,897
Amortization of intangibles	6,999	7,694
Other operating items	662	236
Operating income	101,865	90,979

Interest expense	(15,697)	(17,184)
Other income (expense), net	(220)	222
Income before income tax provision	85,948	74,017

Income tax provision	(33,867)	(29,000)
Net income	52,081	45,017
Less: net income attributable to noncontrolling interests	(257)	(175)
Net income attributable to Waste Connections	$51,824	$44,842

Earnings per common share attributable to Waste Connections’ common stockholders:
Basic	$0.42	$0.37

Diluted	$0.42	$0.36

Shares used in the per share calculations:
Basic	124,008,687	122,778,290
Diluted	124,367,668	123,450,584

Cash dividends per common share	$0.13	$0.145

Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share amounts)

	December 31, 2015	March 31, 2016
ASSETS
Current assets:
Cash and equivalents	$10,974	$9,263
Accounts receivable, net of allowance for doubtful accounts of $7,738 and $7,243 at December 31, 2015 and March 31, 2016, respectively	255,192	236,746
Deferred income taxes	49,727	35,811
Prepaid expenses and other current assets	46,534	39,333
Total current assets	362,427	321,153

Property and equipment, net	2,738,288	2,718,194
Goodwill	1,422,825	1,424,591
Intangible assets, net	511,294	505,075
Restricted assets	46,232	46,101
Other assets, net	40,732	40,257
	$5,121,798	$5,055,371
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$115,206	$111,259
Book overdraft	12,357	12,206
Accrued liabilities	136,018	131,580
Deferred revenue	90,349	90,487
Current portion of contingent consideration	22,217	20,407
Current portion of long-term debt and notes payable	2,127	1,590
Total current liabilities	378,274	367,529

Long-term debt and notes payable	2,147,127	2,066,051
Long-term portion of contingent consideration	27,177	27,231
Other long-term liabilities	124,943	123,885
Deferred income taxes	452,493	454,344
Total liabilities	3,130,014	3,039,040

Commitments and contingencies

Equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	-	-
Common stock: $0.01 par value; 250,000,000 shares authorized; 122,375,955 and 122,717,727 shares issued and outstanding at December 31, 2015 and March 31, 2016, respectively	1,224	1,227
Additional paid-in capital	736,652	736,750
Accumulated other comprehensive loss	(12,171)	(14,947)
Retained earnings	1,259,495	1,286,546
Total Waste Connections’ equity	1,985,200	2,009,576
Noncontrolling interest in subsidiaries	6,584	6,755
Total equity	1,991,784	2,016,331
	$5,121,798	$5,055,371

Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

THREE months ended MARCH 31, 2015 and 2016

(Unaudited)

(Dollars in thousands)

	Three months ended March 31,
	2015	2016
Cash flows from operating activities:
Net income	$52,081	$45,017
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on disposal of assets	(241)	231
Depreciation	57,307	60,897
Amortization of intangibles	6,999	7,694
Deferred income taxes, net of acquisitions	17,753	17,473
Amortization of debt issuance costs	1,169	670
Equity-based compensation	4,821	5,299
Interest income on restricted assets	(117)	(129)
Interest accretion	1,914	1,465
Excess tax benefit associated with equity-based compensation	(1,479)	(4,434)
Adjustments to contingent consideration	808	(75)
Payment of contingent consideration recorded in earnings	-	(33)
Net change in operating assets and liabilities, net of acquisitions	21,556	30,641
Net cash provided by operating activities	162,571	164,716

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(90,849)	(3,555)
Capital expenditures for property and equipment	(41,706)	(56,575)
Proceeds from disposal of assets	598	681
Change in restricted assets, net of interest income	(1,202)	260
Other	985	147
Net cash used in investing activities	(132,174)	(59,042)

Cash flows from financing activities:
Proceeds from long-term debt	263,000	115,000
Principal payments on notes payable and long-term debt	(249,624)	(197,024)
Payment of contingent consideration recorded at acquisition date	-	(2,217)
Change in book overdraft	25	(151)
Excess tax benefit associated with equity-based compensation	1,479	4,434
Payments for repurchase of common stock	(18,366)	-
Payments for cash dividends	(16,156)	(17,791)
Tax withholdings related to net share settlements of restricted stock units	(6,299)	(9,632)
Distributions to noncontrolling interests	(43)	(4)
Debt issuance costs	(3,032)	-
Net cash used in financing activities	(29,016)	(107,385)

Net increase (decrease) in cash and equivalents	1,381	(1,711)
Cash and equivalents at beginning of period	14,353	10,974
Cash and equivalents at end of period	$15,734	$9,263

ADDITIONAL STATISTICS

(Dollars in thousands)

Solid Waste Internal Growth: The following table reflects a breakdown of the components of our solid waste internal growth for the three months ended March 31, 2016:

Three months ended March 31, 2016
Solid Waste Internal Growth: Core Price	3.1%
Surcharges	(0.4%)
Volume	3.2%
Recycling	(0.2%)
Total Solid Waste Internal Growth	5.7%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ended March 31, 2015 and 2016:

	Three Months Ended March 31, 2015
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$327,005	$(919)	$326,086	64.4%
Solid Waste Disposal and Transfer	142,430	(56,326)	86,104	17.0%
Solid Waste Recycling	11,069	(221)	10,848	2.1%
E&P Waste Treatment, Recovery and Disposal	72,556	(3,998)	68,558	13.6%
Intermodal and Other	14,504	-	14,504	2.9%
Total	$567,564	$(61,464)	$506,100	100.0%

	Three Months Ended March 31, 2016
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$356,598	$(1,321)	$355,277	69.0%
Solid Waste Disposal and Transfer	170,083	(66,034)	104,049	20.2%
Solid Waste Recycling	10,619	(639)	9,980	2.0%
E&P Waste Treatment, Recovery and Disposal	32,851	(2,366)	30,485	5.9%
Intermodal and Other	14,889	-	14,889	2.9%
Total	$585,040	$(70,360)	$514,680	100.0%

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three month periods ended March 31, 2015 and 2016

	Three months ended March 31,
	2015	2016
Solid waste, net	$4,193	$21,496
E&P waste, net	9,659	-
Acquisitions, net	$13,852	$21,496

ADDITIONAL STATISTICS (continued)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three month periods ended March 31, 2015 and 2016:

	Three months ended March 31,
	2015	2016
Cash Interest Paid	$7,044	$16,257
Cash Taxes Paid	463	901

Debt to Book Capitalization as of March 31, 2016: 51%

Internalization for the three months ended March 31, 2016: 58%

Days Sales Outstanding for the three months ended March 31, 2016: 42 (26 net of deferred revenue)

Share Information for the three months ended March 31, 2016:

Basic shares outstanding	122,778,290
Dilutive effect of options and warrants	27,383
Dilutive effect of restricted stock units	644,911
Diluted shares outstanding	123,450,584

NON-GAAP RECONCILIATION SCHEDULE

(in thousands)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections defines adjusted EBITDA as net income, plus income tax provision, plus interest expense, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on other operating items, plus other expense, less other income. Waste Connections further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted EBITDA differently.

	Three months ended March 31,
	2015	2016
Net income	$52,081	$45,017
Plus: Income tax provision	33,867	29,000
Plus: Interest expense	15,697	17,184
Plus: Depreciation and amortization	64,306	68,591
Plus: Closure and post-closure accretion	955	1,116
Plus: Other operating items (a)	662	236
Plus/Less: Other expense (income), net	220	(222)
Adjustments:
Plus: Acquisition-related costs (b)	512	8,815
Adjusted EBITDA	$168,300	$169,737

As % of revenues	33.3%	33.0%

____________________________________________

(a)	Reflects the addback of other operating items.
(b)	Reflects the addback of acquisition-related transaction costs.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Management uses adjusted free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Waste Connections defines adjusted free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Other companies may calculate adjusted free cash flow differently.

	Three months ended March 31,
	2015	2016
Net cash provided by operating activities	$162,571	$164,716
Plus/Less: Change in book overdraft	25	(151)
Plus: Proceeds from disposal of assets	598	681
Plus: Excess tax benefit associated with equity-based compensation	1,479	4,434
Less: Capital expenditures for property and equipment	(41,706)	(56,575)
Less: Distributions to noncontrolling interests	(43)	(4)
Adjustments: Payment of contingent consideration recorded in earnings (a)	-	33
Acquisition-related costs, net of taxes (b)	-	424
Adjusted free cash flow	$122,924	$113,558

As % of revenues	24.3%	22.1%

(a)	Reflects the addback of acquisition-related payments for contingent consideration that were recorded as expenses in earnings and as a component of cash flows from operating activities as the amounts paid exceeded the fair value of the contingent consideration recorded at the acquisition date.
(b)	Reflects the addback of third party expenses and reimbursable advances to employees associated with the Progressive merger, net of taxes at the applied tax rate for the period.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per Diluted Share:

Adjusted net income and adjusted net income per diluted share, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. Management uses adjusted net income and adjusted net income per diluted share as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections provides adjusted net income to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income has limitations due to the fact that it excludes items that have an impact on Waste Connections’ financial condition and results of operations. Adjusted net income and adjusted net income per diluted share are not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted net income and adjusted net income per diluted share differently.

	Three months ended March 31,
	2015	2016
Reported net income attributable to Waste Connections	$51,824	$44,842
Adjustments:
Amortization of intangibles (a)	6,999	7,694
Acquisition-related costs (b)	512	8,815
Other operating items (c)	662	236
Tax effect (d)	(3,134)	(6,371)
Adjusted net income attributable to Waste Connections	$56,863	$55,216

Diluted earnings per common share attributable to Waste Connections’ common stockholders:
Reported net income	$0.42	$0.36
Adjusted net income	$0.46	$0.45

____________________________________________

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the elimination of acquisition-related transaction costs.
(c)	Reflects the addback of other operating items.
(d)	The aggregate tax effect of the adjustments in footnotes (a) through (c) is calculated based on the applied tax rates for the respective periods.